CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2025, with respect to the consolidated financial statements of IZEA Worldwide, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this Registration Statement on Form S-8 (File No. 333-286188). We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Charlotte, North Carolina
April 11, 2025